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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Sepracor Inc., which is incorporated by reference in Sepracor Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated January 20, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 6, 2004

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS